UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2017 (November 9, 2017)
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	000-55791	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8329 W. Sunset Road, Suite 210
Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (702) 820-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2017, VICI Properties Inc. (the “Company”) announced that David Kieske has been appointed by the Company’s Board of Directors (“Board”) to the role of Special Advisor to the Chief Executive Officer of the Company, effective November 27, 2017. Subject to obtaining customary regulatory approvals, Mr. Kieske will become Executive Vice President and Chief Financial Officer effective January 1, 2018, succeeding Mary Beth Higgins, who will remain in the Chief Financial Officer role through December 31, 2017, after which time she will continue to consult with the Company through March 31, 2018.
Mr. Kieske, age 46, is a seasoned financial executive with over 20 years of real estate experience. He joins the Company from Wells Fargo Securities / Eastdil Secured where he most recently served as Managing Director in the Real Estate & Lodging Investment Banking Group. In his role, Mr. Kieske was responsible for providing capital raising and financial advisory services to companies in the real estate and lodging industries. Throughout his career he has been directly involved in more than $75 billion of real estate transactions, including public and private debt, equity and equity-linked offerings, as well as a range of merger, acquisition and asset transactions. Prior to Eastdil, he worked in the Real Estate & Lodging Investment Banking Groups at both Citigroup and Bank of America. Early in his career, he was a senior accountant at Deloitte & Touche and Assistant Vice President & Corporate Controller at TriNet Corporate Realty Trust. Mr. Kieske received his MBA from the University of California Los Angeles and BS from UC Davis.
Employment Agreement
On November 9, 2017, the Company entered into an employment agreement with Mr. Kieske. The employment agreement provides that Mr. Kieske will serve in the capacities noted above, and has an initial term that ends on December 31, 2020, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either party provides 90 days’ advance notice of non-renewal. Under the terms of the employment agreement, Mr. Kieske is entitled to receive an annual base salary of $450,000. Mr. Kieske also will be eligible to receive annual incentive compensation comprised of a cash bonus with a target value of 85% of his base salary and a maximum value of 170% of his base salary, and equity awards with a target value of 150% of his base salary. The Company’s compensation committee will establish the performance goals on which the annual cash bonus will be based and the form and terms of any equity awards.
Mr. Kieske will receive certain compensation on account of foregone bonus and incentives and forfeited equity awards, including an initial $150,000 cash bonus within 30 days of commencing employment and an additional $150,000 cash bonus within 30 days of the first anniversary of commencing employment. The initial bonus is subject to repayment if Mr. Kieske’s employment is terminated for “cause” (as defined in the employment agreement) or he resigns without “good reason” (as defined in the employment agreement) before the first anniversary of commencing employment and the second bonus is subject to repayment if his employment is terminated for cause or he resigns without good reason before the second anniversary of commencing employment. Mr. Kieske also will receive an initial equity grant equal to $500,000, valued as of the date Mr. Kieske commences employment, which will vest at the rate of 25% on each of the first four anniversaries of the date Mr. Kieske commences employment. The shares underlying the grant may not be transferred or encumbered until the earlier of two years after vesting or four years after the date Mr. Kieske commences employment.
Mr. Kieske’s 2017 bonus, which will be paid in 2018, will be a $350,000 cash bonus and shares of the Company’s common stock valued at $400,000. The equity portion of the bonus will vest at the rate of 25% on each of January 15, 2019, 2020, 2021 and 2022 and may not be transferred or encumbered until the earlier of two years after vesting or four years after grant.
If Mr. Kieske’s employment is terminated without cause or by him for good reason, he will be entitled to certain severance benefits set forth below, subject to his executing a separation agreement and release. The severance benefits include (1) cash severance equal to the sum of Mr. Kieske’s base salary and target bonus for the year of termination, paid over 12 months, (2) a pro rata cash bonus for the year of termination, (3) accelerated vesting of time-based equity awards and (4) non-forfeiture of a pro rata portion of outstanding performance-based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals, (5) a $27,500 cash payment, (6) the lapsing of any transfer restrictions on vested equity awards and (7) payment of the initial $150,000 cash bonus and $150,000 cash bonus payable within 30 days of the first anniversary of Mr. Kieske commencing employment, to the extent such bonuses have not yet been paid, and (8) issuance of his initial equity grant if not previously granted. If the termination is within six months before or 12 months after a “change in control” (as defined in the employment agreement) of the Company, the above severance is modified, by (i) the cash severance is increased to 150% of base salary and target bonus, and is paid in a lump sum rather than over 12 months, (ii) non-forfeiture of all (rather than a pro rata portion) outstanding performance based equity awards until the end of the applicable performance period, at which time the awards may vest based on achievement of the performance goals and (iii) a cash payment of $40,000 rather than $27,500.
If Mr. Kieske’s employment is terminated due to his death or “disability” (as defined in the employment agreement), he will be entitled to receive a pro-rata cash bonus for the year of termination, accelerated vesting of all time-based equity awards, the lapsing of any transfer restrictions on vested equity awards and, to the extent such bonuses have not yet been paid, payment of the initial $150,000 cash bonus and $150,000 cash bonus payable within 30 days of the first anniversary of Mr. Kieske commencing employment. If Mr. Kieske’s employment is terminated because the Company elects not to renew the term of the employment agreement, all time-based equity awards will vest and all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance. If Mr. Kieske’s employment is terminated because he elects not to renew the term of the employment agreement, all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance.
Mr. Kieske’s employment agreement also provides for customary non-competition and non-solicitation covenants that apply for one year after his termination of employment.
Separation Agreement
On November 9, 2017, the Company entered into a separation agreement and release with Ms. Higgins. Under the separation agreement, Ms. Higgins is entitled to severance benefits generally consistent with her current employment agreement and former agreement with Caesars Entertainment Operating Company, Inc. that include (a) payment of her base salary for one year, (b) continued eligibility to receive a bonus in respect of 2017, and (c) entitlement to a lump sum payment equal to the amount by which $1.2 million exceeds the sum of (I) the aggregate cash bonus payments paid to her by the Company, and (II) the severance payable to her.  Under the agreement, Ms. Higgins has also agreed to provide consulting services to the Company through March 31, 2018 on a substantially full-time basis and will receive a consulting fee of $41,650 per month.
On November 10, 2017, the Company issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On November 14, 2017, members of senior management of the Company will begin using the investor presentation attached as Exhibit 99.2 to this Current Report on Form 8-K in connection with NAREIT's REITworld: 2017 Annual Convention in Dallas, Texas.
The information referenced in this Item 7.01 of this Current Report on Form 8-K, including the presentation, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 10, 2017
99.2	November 2017 Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: November 14, 2017	By:	/s/ KENNETH J. KUICK
Kenneth J. Kuick
Senior Vice President and Chief Accounting Officer